Exhibit 24.1

POWER OF ATTORNEY

PEDRO ANTÓNIO LIVEIRA FANGUEIRO

KNOW ALL BY THESE PRESENTS, THAT the undersigned Renaud, Matthieu GLENISSON (the “Filer”) hereby constitutes and appoints each of Vanessa Connolly, General Counsel and Ricardo Pinho, Head of Investor Relations, at Jumia Technologies AG (the “Company”) (and any other employee of the Company or one of the affiliates of the Company designated in writing by one of the attorneys-in-fact), and each of them individually, the Filer’s true and lawful attorneys-in-fact to:

(1)	execute for and on behalf of the Filer, in the Filer’s capacity as an officer or director or both of the Company, Forms 3, 4 and 5 (and any amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder, and any Form 144 under the Securities Act of 1933, as amended;

(2)	do and perform any and all acts for and on behalf of the Filer that may be necessary or desirable to complete and execute any such Form 3, 4, 5 or Form 144, complete and execute any amendments thereto, and timely file such form with the Securities and Exchange Commission (the “SEC”) and any securities exchange or similar authority, including without limitation the filing of a Form ID or any other documents necessary or appropriate to enable the Filer to file the Forms 3, 4, 5 or Form 144 with the SEC

(3)	seek or obtain, as the Filer’s representative and on the Filer’s behalf, information on transactions in the Company’s securities from any third party, including brokers, employee benefit plan administrators and trustees, and the Filer hereby authorizes any such person to release any such information to each such attorney-in-fact appointed by this Power of Attorney and approves and ratifies any such release of information; and

(4)	take any other action in connection with the foregoing which, in the opinion of any such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by or for, the Filer, it being understood that the documents executed by any such attorney-in-fact on behalf of the Filer pursuant to this Power of Attorney shall be in such form and shall contain such information and disclosure as any such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The Filer hereby grants severally to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the Filer might or could do if personally present, with full and several power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

The Filer acknowledges that each such foregoing attorney-in-fact, in serving in such capacity at the request and on the behalf of the Filer, is not assuming, nor is the Company assuming, any of the Filer’s responsibilities to comply with, or any liability for the failure to comply with, any provision of Section 16(a) of the Exchange Act.

The Filer agrees that each such attorney-in-fact herein may rely entirely on information furnished orally or in writing by the Filer or its representatives to such attorney-in-fact. The Filer also agrees to indemnify and hold harmless each such attorney-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omission of necessary facts in the information provided by the Filer or its representatives for purposes of completing, delivering or filing any of the forms or documents provided herein and agrees to reimburse each such attorney-in-fact herein for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

This Power of Attorney shall remain in full force and effect until the Filer is no longer required to file Forms 3, 4, 5 and Form 144 with respect to the Filer’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the Filer in a signed writing delivered to an attorney-in-fact appointed pursuant to this Power of Attorney.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 27th day of October, 2026.

/s/ Pedro António Oliveira Frangueiro
Name: Pedro António Oliveira Frangueiro